EXHIBIT 10.6

AMENDED AND RESTATED WARRANT

THIS AMENDED AND RESTATED WARRANT ("WARRANT") WAS ORIGINALLY SOLD ON THE ISSUE DATE IN A PRIVATE TRANSACTION AND IS AMENDED AND RESTATED AS OF THE RESTATEMENT DATE, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT AND SUCH LAWS OR IF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS IS AVAILABLE.

Company / Issuer:	Giga-tronics Incorporated, a California corporation
Number of Shares:	180,000 shares, subject to adjustment
Class of Shares:	Common Stock, no par value / share
Exchange Price:	$1.42 per share
Issue Date: Restatement Date:	March 13, 2014 June 16, 2014
Expiration Date:	March 31, 2019

The term “Holder” shall initially refer to Partners for Growth IV, L.P., a Delaware limited partnership, which is the initial holder of this Warrant and shall further refer to any subsequent permitted holder of this Warrant from time to time.

Giga-tronics Incorporated, a California corporation (the “Company”) does hereby certify and agree that, for the sum of $2,899 paid by Holder on the Issue Date, which the parties agree is fair consideration for this Warrant, Holder, or its permitted successors and assigns, hereby is entitled to Exercise or Exchange this Warrant (each as defined below) in the Company for up to One Hundred Eighty Thousand (180,000) duly authorized, validly issued, fully paid and non-assessable shares of its Common Stock, no par value per share (the “Common Stock”) upon the terms and subject to the provisions of this Warrant. The Common Stock issuable upon Exercise or Exchange of this Warrant is referred to herein as the “Warrant Stock”. Capitalized terms used but not defined in this Warrant have their meanings as set forth in that certain Loan and Security Agreement of even date herewith between the Company and Holder (as amended, the “Loan Agreement”), regardless of whether the Loan Agreement is then in effect. When the term “convert” or “conversion” in relation to the Warrant is used herein, it includes an Exchange and an Exercise, each as defined below, as applicable.

Section 1               Term, Price, Exercise and Exchange of Warrant.

1.1           Term of Warrant. This Warrant shall be convertible from the Issue Date until the Expiration Date.

1.2           Exchange Price. The price per share at which the Warrant Stock is issuable upon conversion of this Warrant shall be $1.42 per share (the “Exchange Price”).

1.3           Exercise of Warrant; Exchange of Warrant.

(a)     This Warrant may be Exercised (as defined below) in whole or in part, upon surrender of this Warrant to the Company at its then principal offices in the United States, together with the form of election to Exchange or Exercise attached hereto as Exhibit A (the “Election”) duly completed and executed with “Exercise” selected as the mode of conversion, and upon payment to the Company of the Exchange Price for the number of shares of Warrant Stock in respect of which this Warrant is then being converted (an “Exercise”). In lieu of an Exercise, Holder may exchange this Warrant in whole or in part on a cashless basis by indicating so in the Election and proceeding in accordance with the remainder of this Section 1.3 (an “Exchange”).

(b)     Upon an Exchange, the Holder shall receive Warrant Stock such that, without the payment of any funds, the Holder shall surrender this Warrant in exchange for the number of shares of Warrant Stock equal to “X” (as defined below), computed using the following formula:

Y * (A-B)

X   =   _______________

A

Where

X	=	the number of shares of Warrant Stock to be issued to Holder
Y	=	the number of shares of Warrant Stock to be converted under this Warrant
A	=	the Fair Market Value of one share of Warrant Stock
B	=	the Exchange Price (as adjusted to the date of such calculations)
*	=	multiplied by

(c)     For purposes of this Warrant, the “Fair Market Value” of one share of Warrant Stock shall be (i) if the Company’s Common Stock is becomes listed on a national stock exchange, the highest sale price reported on such exchange over the 90-day period prior to the date Holder delivers its Election to the Company, or (ii) if the Common Stock is traded over-the-counter, the highest average of the bid and ask price for Common Stock over the 90-day period prior to the date Holder delivers its Election to the Company. If another class or series of Company securities is listed or traded as aforesaid, the Fair Market Value shall be adjusted based on the ratio that the Warrant Stock converts into such other class or series or such other class or series converts into Warrant Stock, as appropriate. If the Common Stock is not traded as contemplated in clauses (i) or (ii), above, the Fair Market Value of the Company’s Warrant Stock shall be the price per share of Warrant Stock which the Company could obtain from a willing buyer of Warrant Stock sold by the Company from its authorized but unissued shares, initially as the Board of Directors of the Company (“Board”) shall determine in its reasonable good faith judgment, but in no event less than the price per share at which Common Stock (or options for Common Stock) are then issuable to Company employees based on a valuation compliant with Section 409A of the United States Internal Revenue Code; provided, however, if Holder disagrees the Fair Market Value of Warrant Stock as determined by the Board, the parties shall jointly engage a valuation expert to value the Warrant Stock based on a valuation of the Company as a going concern using standard valuation methodologies for the Warrant Stock. If the Warrant is to be converted in connection with an Acquisition, the Fair Market Value of a share of Warrant Stock shall be based on the enterprise value specified or implied in such Acquisition and shall be the greater of (A) the value attributable to the Warrant Stock and (B) the value attributable to the Company securities into which the Warrant Stock is (or may be) convertible (but subject to Holder’s conversion directly into such other Company securities).

(d)     Upon surrender of this Warrant, and the duly completed and executed Election, and payment of the Exchange Price (if an Exercise) or conversion of this Warrant through Exchange, the Company shall promptly issue and deliver to the Holder or such other person as the Holder may designate in writing a certificate or certificates for the number of shares of Warrant Stock issuable pursuant to the terms of this Warrant upon conversion. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Stock as of the date of the surrender of this Warrant, and the duly completed and executed Election, and payment of the Exchange Price in the case of an Exercise or conversion of this Warrant through Exchange; provided, that if the date of surrender of this Warrant and payment of the Exchange Price is not a business day, the certificates for the Warrant Stock shall be deemed to have been issued as of the next business day (whether before or after the Expiration Date). If this Warrant is converted in part, a new warrant of the same tenor and for the number of shares of Warrant Stock not converted shall be executed by the Company and delivered to Holder.

1.4           Fractional Interests. The Company shall not be required to issue fractions of shares of Warrant Stock upon the conversion of this Warrant. If any fraction of a share of Warrant Stock would be issuable upon the exchange of this Warrant (or any portion thereof), the Company shall purchase such fraction for an amount in cash equal to the Fair Market Value of the Warrant Stock.

1.5           Automatic Put or Exchange on Expiration Date. In the event that, by the Expiration Date, this Warrant has not been fully converted or put to the Company under Section 1.7, then this Warrant shall be deemed put to the Company under Section 1.7 and the Company shall promptly pay the Exchange Put Price; provided, however, if an Exchange at such time under Section 1.3 would yield a greater value to Holder than exercise of its rights under Section 1.7, then this Warrant shall automatically be deemed on and as of such date to be Exchanged pursuant to Section 1.3 as to all Warrant Stock (or such other securities) for which it shall not previously have been converted, and the Company shall promptly deliver a certificate representing the Warrant Stock (or such other securities) issued upon such conversion to the Holder.

1.6           Treatment of Warrant Upon Acquisition of Company.

(a)     “Acquisition”. For the purpose of this Warrant, “Acquisition” means any sale or other disposition of all or substantially all of the assets of the Company in whatever form, or any reorganization, consolidation, or merger of the Company (whether in a single transaction or multiple related transactions) where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction(s).

(b)     Treatment of Warrant at Acquisition. Upon the closing of any Acquisition, at Holder’s option: (i) if the surviving entity (if applicable in such Acquisition) is willing assume the obligations of the Company under this Warrant, then if Holder so elects this Warrant shall be convertible into the same securities as would be payable for the Warrant Stock issuable upon conversion of the unconverted portion of this Warrant as if such Warrant Stock were outstanding on the record date for the Acquisition (and the Warrant Price and/or number of shares of Warrant Stock shall be adjusted accordingly); or (ii) Holder may exercise its rights under Section 1.7 and put the Warrant to the Company (or the surviving entity as a condition to the Acquisition) for cash; or (iii) the Company or other surviving entity in such Acquisition shall, upon initial closing of such Acquisition purchase this Warrant at its “Fair Value” (the “Purchase Price”). For purposes hereof, “Fair Value” means that value determined by the parties using a Black-Scholes Option-Pricing Model (the “ Black-Scholes Calculation”) with the following assumptions: (A) a risk-free interest rate equal to the risk-free interest rate at the time of the closing of the Acquisition (or as close thereto as practicable), (B) a contractual life of the Warrant equal to the remaining term of this Warrant as of the date of the announcement of the Acquisition, (C) an annual dividend yield equal to dividends declared on the underlying Warrant Stock (including securities into which the Warrant Stock may be convertible) during the term of this Warrant (calculated on an annual basis), and (D) a volatility factor of the expected market price of the Company’s Common Stock comprised of: (1) if the Company is publicly traded on a national securities exchange, its volatility over the one year period ending on the day prior to the announcement of the Acquisition, (2) if the Common Stock is traded over-the-counter, its volatility over the one year period ending on the day prior to the announcement of the Acquisition, or (3) if the Company is a non-public company, the volatility, over the one year period prior to the Acquisition, of an average of publicly-traded companies in the same or similar industry to the Company with such companies having similar revenues. The Purchase Price determined in accordance with the above shall be paid upon the initial closing of the Acquisition and shall not be subject to any post-Acquisition closing contingencies or adjustments; provided, however, the parties may take such post-Acquisition closing contingencies or adjustments into account in determining the Purchase Price, and if the parties take any post-Acquisition closing contingencies or adjustments into account, then upon the partial or complete removal of those post-Acquisition closing contingencies or adjustments, a new Black-Scholes Calculation would be made using all of the same inputs except for the value of the Company’s Common Stock (as determined under subclause (D)), and any increase in Fair Value (and, correspondingly, Purchase Price), including, without limitation, as a result of any earn-out or escrowed consideration, would be paid in full to Holder immediately after those post-Acquisition closing contingencies or adjustments can be determined or achieved.

1.7           Immediately Exchangeable and Conditionally Exchangeable Warrant Stock. Notwithstanding the Issue Date of this Warrant or any provision in this Warrant to the contrary, this Warrant is immediately convertible into up to 156,000 shares of Warrant Stock and, in the event the Company borrows under Tranche 3 of the Loan Agreement, shall (as from the date of such borrowing) be convertible into up to an additional 24,000 shares of Warrant Stock (the “Tranche 3 Warrant Stock”).

1.8           Warrant Put. Notwithstanding anything to the contrary set forth in this Warrant, in the event of (i) any Acquisition or other change in control of the Company, (ii) any initial public offering or other listing of Company securities, (iii) any liquidation or the Company or event treated as a liquidation under the Articles of Incorporation of the Company, and (iv) upon expiry of this Warrant, Holder shall have the right (but not the obligation) to exchange this Warrant for the cash sum of $150,000 (the “Exchange Put Price”); provided, however, if Tranche 3 of the Loan Agreement is not drawn by the Company in whole or in part, the Exchange Put Price shall be reduced by $19,800 to $130,200. Holder shall exercise such right by written notice as provided in this Warrant and, upon receipt by the Company of such notice, the Expiration Date of this Warrant shall be deemed extended until such time as the Company has paid the Exchange Put Price to Holder. The Company shall promptly (and in no event later than (five) 5 business days of Holder’s notice to the Company) pay the Exchange Put Price to Holder.

1.9           Adjustment in Number of Shares. Holder’s right to convert this Warrant with respect to 30,000 Shares of Warrant Stock may be terminated if the Company earns at least (i) $18,000,000 in Revenues and (ii) $1,000,000 in Net Income, in each case for its fiscal year ending March 31, 2015. Without duplication for the foregoing reduction (i.e., the maximum reduction in Number of Shares under this Section 1.9 is 30,000 shares), If the Tranche 3 Warrant Stock does not become convertible under Section 1.7 (i.e., the Company does not borrower Tranche 3), Holder’s right to convert this Warrant for 22,500 Shares of Warrant Stock may be terminated if the Company achieves the same foregoing performance thresholds. For purposes of this Section, “Revenues” means revenues required to be recognized as such under GAAP, and “Net Income” means, as calculated on a consolidated basis for the Company and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period. If the Company should consummate an acquisition of the assets or stock of another Person after the Issue Date, the parties shall equitably adjust the foregoing Revenues and Net Income thresholds to preserve the intention of the parties in challenging the Company to achieve its projections for Revenues and Net Income.

Section 2.             Exchange and Transfer of Warrant.

(a)     This Warrant may be transferred, in whole or in part, without restriction, subject to (i) Holder’s compliance with applicable securities laws (including, without limitation, the delivery of investment representation letters and legal opinions in legally sufficient and customary form), and (ii) the transferee holder of the new Warrant assuming in writing the obligations of the Holder and making the representations and warranties set forth in this Warrant. Notwithstanding and without the necessity of delivering an opinion of counsel, Holder may at any time transfer this Warrant in whole or in part to any affiliate. By its acceptance of this Warrant, each such affiliate transferee will be deemed to have made to the Company each of the representations and warranties set forth in Section 7 hereof and agrees to be bound by all of the terms and conditions of this Warrant as if the original Holder hereof. A transfer may be registered with the Company by submission to it of this Warrant, together with the Assignment Form attached hereto as Exhibit B duly completed and executed. After the Company’s receipt of this Warrant and the Assignment Form so completed and executed, the Company will issue and deliver to the transferee a new warrant (representing the portion of this Warrant so transferred) at the same Exchange Price per share and otherwise having the same terms and provisions as this Warrant, which the Company will register in the new holder’s name. In the event of a partial transfer of this Warrant, the Company shall concurrently issue and deliver to the transferring holder a new warrant that entitles the transferring holder to purchase the balance of this Warrant not so transferred and that otherwise is upon the same terms and conditions as this Warrant. Upon the due delivery of this Warrant for transfer, the transferee holder shall be deemed for all purposes to have become the holder of the new warrant issued for the portion of this Warrant so transferred, effective immediately prior to the close of business on the date of such delivery, irrespective of the date of actual delivery of the new warrant representing the portion of this Warrant so transferred. Notwithstanding any contrary provision herein, at all times prior to the IPO, Holder may not, without the Company’s prior written consent, transfer this Warrant or any portion hereof, or any shares issued upon any exercise hereof to any person or entity who directly competes with the Company, except in connection with an Acquisition of the Company by such a direct competitor.

(b)     In the event of the loss, theft or destruction of this Warrant, the Company shall execute and deliver an identical new warrant to the Holder in substitution therefor upon the Company’s receipt of (i) evidence reasonably satisfactory to the Company of such event and (ii) if requested by the Company, an indemnity agreement reasonably satisfactory in form and substance to the Company. In the event of the mutilation of or other damage to the Warrant, the Company shall execute and deliver an identical new warrant to the Holder in substitution therefor upon the Company’s receipt of the mutilated or damaged warrant.

(c)     The Company shall pay all reasonable costs and expenses incurred in connection with any conversion (by Exercise or Exchange), transfer or replacement of this Warrant, including, without limitation, the costs of preparation, execution and delivery of a new warrant and of share certificates representing all Warrant Stock.

Section 3.              Certain Covenants.

(a)     The Company shall at all times reserve for issuance and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exchange of this Warrant, such number of shares of Common Stock as shall from time to time be sufficient therefor.

(b)     The Company will not, by amendment or restatement of its Certificate of Incorporation or Bylaws or through reorganization, consolidation, merger, amalgamation, sale of assets or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the foregoing, the Company will not increase the par value of any Warrant Stock receivable upon the exchange of this Warrant above the amount payable therefor upon such exchange.

(c)     So long as Holder holds this Warrant, the Company shall deliver to Holder such reports as it provides to its common stockholders generally, as and when delivered to such stockholders. Notwithstanding the foregoing, the Company shall provide Holder quarterly and annual financial statements upon request, if such statements are not publicly available. The parties shall not treat the Warrant or the Warrant Stock as being granted or issued as property transferred in connection with the performance of services or otherwise as compensation for services rendered.

Section 4.	Adjustments to Exchange Price and Number of Shares of Warrant Stock.

4.1           Adjustments. The Exchange Price shall be subject to adjustment from time to time in accordance with this Section 4. Upon each adjustment of the Exchange Price pursuant to this Section 4, the Holder shall thereafter be entitled to acquire upon conversion, at the Exchange Price resulting from such adjustment, the number of shares of Warrant Stock obtainable by multiplying the Exchange Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock acquirable immediately prior to such adjustment and dividing the product thereof by the new Exchange Price resulting from such adjustment.

4.2           Subdivisions, Combinations and Stock Dividends. If the Company shall at any time subdivide by split-up or otherwise, its outstanding Common Stock into a greater number of shares, or issue additional Common Stock as a dividend or otherwise with respect to any Common Stock, the Exchange Price in effect immediately prior to such subdivision or share dividend shall be proportionately reduced and the number of shares acquirable upon Exercise or Exchange hereunder shall be proportionately increased. Conversely, in case the outstanding Common Stock of the Company shall be combined into a smaller number of shares, the Exchange Price in effect immediately prior to such combination shall be proportionately increased and the number of shares acquirable upon Exercise or Exchange hereunder shall be proportionately reduced.

4.3           Reclassification, Exchange, Substitutions, Etc. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon conversion of this Warrant, Holder shall be entitled to receive and the Company shall promptly issue an amended warrant for the number and kind of securities and property that Holder would have received for the Warrant Stock if this Warrant had been converted immediately before such reclassification, exchange, substitution, or other event. The amendment to this Warrant shall provide for adjustments (as determined in good faith by the Board) which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.3, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon conversion of the new Warrant. The provisions of this Section 4.3 shall similarly apply to successive reclassifications, exchanges, substitutions, or other similar events.

4.4.           Notices of Record Date, Etc. In the event that the Company shall:

(1)   declare any dividend upon its Common Stock, whether payable in cash, property, stock or other securities and whether or not a regular cash dividend, or

(2)   offer for sale to (but not necessarily exclusively to) its existing securityholders any additional shares of any class or series of the Company’s stock or securities exchangeable for or convertible into such stock in any transaction that would give rise (regardless of waivers thereof) to pre-emptive rights of any class or series of stockholders, or

(3)   effect or approve (by stockholder vote or otherwise) any reclassification, exchange, substitution or recapitalization of the capital stock of the Company, including any subdivision or combination of its outstanding capital stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or to liquidate, dissolve or wind up (including an assignment for the benefit of creditors), or

(4)   offer holders of registration rights the opportunity to participate in any public offering of the Company’s securities,

then, in connection with such event, the Company shall give to Holder:

(i) at least ten (10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such a dividend or offer in respect of the matters referred to in (1) or (2) above;

(ii) in the case of the matters referred to in (3) above, at least ten (10) days prior written notice of the date when the same shall take place; and

(iii) in the case of the matter referred to in (4) above, the same notice as is given or required to be given to the holders of such registration rights.

Such notice in accordance with the foregoing clause (1) shall also specify, in the case of any such dividend, the date on which the holders of capital stock shall be entitled thereto and the terms of such dividend, and such notice in accordance with clause (2) shall also specify the date on which the holders of capital stock shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, exchange, substitution, consolidation, merger or sale, as the case may be, and the terms of such exchange. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of Holder.

4.5     Adjustment by Board. If any event occurs as to which, in the opinion of the Board, the provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights, but in no event shall any adjustment have the effect of increasing the Exchange Price as otherwise determined pursuant to any of the provisions of this Section 4, except in the case of a combination of shares of a type contemplated in Section 4.2 and then in no event to an amount larger than the Exchange Price as adjusted pursuant to Section 4.2.

4.6     Officers’ Statement as to Adjustments. Whenever the Exchange Price and/or number of shares of Warrant Stock subject to the Warrant is required to be adjusted as provided in this Section 4, the Company shall forthwith file at its principal office with a copy to the Holder notice parties set forth in Section 9 hereof a statement, signed by the Chief Executive Officer or Chief Financial Officer of the Company, showing in reasonable detail the facts requiring such adjustment, the Exchange Price and number of issuable shares that will be effective after such adjustment; provided, however, such statement shall not be required to the extent the information otherwise required by this Section 4.7 is available through the Company’s current reports filed with the Securities and Exchange Commission.

4.7     Issue of Securities other than Common Stock. In the event that at any time, as a result of any adjustment made pursuant to this Section 4, Holder thereafter shall become entitled to receive any securities of the Company, other than Common Stock, the number of such other shares so receivable upon Exercise or Exchange of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 4.

Section 5.        Rights and Obligations of the Warrant Holder.

Except as otherwise specified in this Warrant, this Warrant shall not entitle the Holder to any rights of a holder of Common Stock in the Company until such time as this Warrant is exchanged or exercised.

Section 6.        Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and covenants with, Holder that:

6.1      Corporate Power; Authorization. The Company has all requisite corporate power and has taken all requisite corporate action to execute and deliver this Warrant, to sell and issue the Warrant and Warrant Stock and to carry out and perform all of its obligations hereunder. This Warrant has been duly authorized, executed and delivered on behalf of the Company by the person executing this Warrant and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally.

6.2     Validity of Securities. The issuance and delivery of the Warrant is not subject to preemptive or any similar rights of the stockholders of the Company (which have not been duly waived) or any liens or encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws; and when the Warrant Stock is issued upon conversion by Exercise or Exchange in accordance with the terms hereof, and this Warrant is converted into Warrant Stock, such securities will be, at each such issuance, validly issued, fully paid and nonassessable, in compliance with all applicable securities laws and free of any liens or encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

6.3     Capitalization. The authorized capital of the Company consists of 40,000,000 common shares, of which 5,181,247 are issued and outstanding, 1,000,000 Preferred Shares, no par value per share, of which 18,533.51 are issued and outstanding, of which (i) 250,000 are designated as Series A Preferred Shares and none are issued and outstanding, (ii) 10,000 are designated as Series B Preferred Shares and 9,997 are issued and outstanding, (iii) 3,500 are designated as Series C Preferred Shares and 3,424.65 are issued and outstanding (iv) 6,000 are designated as Series D Preferred Shares and 5,111.86 are issued and outstanding. Each share of preferred stock can convert into 100 shares of common. Common stock warrants totaling 1,017,405 have been granted in association with the Preferred Share purchases. As of the date hereof, the Company has reserved a total of 2,250,000 shares of its Common Stock for issuance under its 2005 Plan, of which 1,397,250 shares (including 121,500 shares of restricted stock) are reserved for issuance upon exercise of outstanding options. Under the old 2000 Plan 190,000 options are still outstanding, but no additional shares can be granted under the 2000 Plan. The Company has also issued 285,000 common stock options outside of the 2005 and 2000 Plans that are outstanding. A true, correct and current copy of the Company’s current Restated Articles of Incorporation is appended as Exhibit C hereto. Except as specified in this Agreement, there are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities. Exhibit D hereto sets forth a capitalization table of the Company which is true, correct accurate and complete as of the date hereof.

6.4     No Conflict. The execution and delivery of this Warrant do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation or Bylaws of the Company or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, in each case, the effect of which would have a material adverse effect on the Company or materially impair or restrict its power to perform its obligations as contemplated hereby.

6.5     Governmental and other Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other person or entity is required on the part of the Company in connection with the issuance, sale and delivery of the Warrant and the Warrant Stock, except such filings pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws, which have been made or will be made in a timely manner. All stockholder consents required in connection with issuance of the Warrant and Warrant Stock have either been obtained by Company or no such consents are required.

6.6     Exempt from Registration. Assuming the accuracy of the representations and warranties of Holder in Section 7 hereof, the offer, sale and issuance of the Warrant and the Warrant Stock will be exempt from the registration requirements of the Securities Act pursuant to 506 of Regulation D under the Securities Act and from the registration and qualification requirements of applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of such securities to any person or persons so as to bring the offer, sale and issuance of the Warrant or the Warrant Stock by the Company within the registration provisions of the Securities Act.

6.7     Delivery of Information; Accuracy. The Company acknowledges its delivery of certain Representations and Warranties dated as of the date hereof (the “Representations Letter”) to Holder, which Representations and Warranties form the basis for Holder purchasing the Warrant. The information contained therein and in all documents, instruments and other information delivered to Holder in connection therewith are true, correct, accurate and complete in all material respects as of the Issue Date.

6.11     Legends. The Company shall remove any restrictive securities legends on Warrant Stock resulting from conversion of this Warrant as soon as permitted by applicable law.

Section 7.     Representations and Warranties of Holder. Holder hereby represents and warrants to the Company as of the Closing Date as follows:

7.1     Investment Experience. Holder is an “accredited investor” within the meaning of Rule 501 under the Securities Act, and was not organized for the specific purpose of acquiring the Securities. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access. Holder has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

7.2     Investment Intent. Holder is purchasing the Warrant for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act. Holder understands that the Warrant has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Holder's investment intent as expressed herein.

7.3     Authorization. Holder has all requisite power and has taken all requisite action required of it to carry out and perform all of its obligations hereunder. The execution and delivery of this Warrant has been duly authorized, executed and delivered on behalf of Holder and constitutes the valid and binding agreement of Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally. The consummation of the transactions contemplated herein and the fulfillment of the terms herein will not result in a breach of any of the terms or provisions of Holder's constitutional documents or instruments.

7.4     The Act. Holder understands that this Warrant and the Warrant Stock issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Warrant Stock issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

7.5      No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights until the conversion in whole or in part of this Warrant.

Section 8.     Restricted Stock Legend.

This Warrant and the Warrant Stock have not been registered under any securities laws. Accordingly, any share certificates issued pursuant to the conversion of this Warrant shall (until receipt of an opinion of counsel in customary form that such legend is no longer necessary) bear the following legend:

THIS WARRANT AND THE WARRANT STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE OFFER, SALE, PLEDGE, TRANSFER OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN CUSTOMARY FORM THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

Section 9.     Notices.

Any notice or other communication required or permitted to be given here shall be in writing and shall be effective (a) upon hand delivery or delivery by e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received) or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communication shall be:

if to Holder, at

Partners for Growth IV, L.P.

150 Pacific Avenue

San Francisco, California 94111

Attention: Chief Financial Officer

Fax: (415) 781-0510

Email: notices@pfgrowth.com

with a copy (not constituting notice) to

Greenspan Law Office

Attn: Benjamin Greenspan, Esq.

620 Laguna Road

Mill Valley, CA 94941

Fax: (415) 738-5371

Email: ben@greenspan-law.com

with the original of this Warrant and any replacement, restatement or reissue of this Warrant to be delivered to:

Robert W. Baird & Co., Inc.

555 California Street, Suite 4900

San Francisco, CA 94104

ATTN: John Fitzgibbons

Phone # 415-627-3225

Email: JFitzgibbons@rwbaird.com

or

if to the Company, at

Giga-tronics Incorporated

4650 Norris Canyon Road

San Ramon CA, 94583

Title: CFO

Name: Steve Lance

Email: slance@gigatronics.com

Fax: 925-328-4789

with a copy (not constituting notice) to:

Bingham McCutchen LLP

Three Embarcadero Center

San Francisco, CA 94111-4067

Fax: 415-262-9227

Attn: Thomas Reddy

Email: Thomas.reddy@bingham.com

Each party hereto may from time to time change its address for notices under this Section 9 by giving at least 10 calendar days’ notice of such changes address to the other party hereto.

Section 10.     Amendments and Waivers.

This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant may only be amended by an instrument in writing signed by both parties.

Section 11.     Applicable Law; Severability.

This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. If any one or more of the provisions contained in this Warrant, or any application of any provision thereof, shall be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications of any provision thereof shall not in any way be affected or impaired thereby.

Section 12.     Construction; Headings.

The terms “Exercise” and “Exchange” may be used interchangeably from time to time in this Warrant, the only substantive difference being that the exercise of rights under this Warrant by Exercise will require payment of cash consideration per share equal to the Exchange Price. The headings used in this Warrant are for the convenience of the parties only and shall not be used in construing the provisions hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Warrant to be duly executed on the day and year first above written.

COMPANY: Giga-tronics Incorporated By: ____________________________ Name: __________________________ Title: ___________________________	ACKNOWLEDGED AND AGREED: HOLDER: Partners for Growth IV, L.P. By: _______________________ ___________________, Manager of Partners for Growth IV, LLC, Its General Partner

By: ____________________________

Name: __________________________

Title: ___________________________

Warrant (A&R) Signature Page

Exhibit A

To:

ELECTION TO EXCHANGE OR EXERCISE

1.     The undersigned hereby exercises its right to Exchange its Warrant for _________________ fully paid, validly issued and nonassessable shares of Warrant Stock in accordance with the terms thereof.

1.     The undersigned hereby elects to Exercise the attached Warrant for fully paid, validly issued and nonassessable shares of Warrant Stock by payment of $__________ as specified in the attached Warrant. This right is exercised with respect to ___________ of shares.

         [Strike the paragraph above that does not apply.]

The undersigned requests that certificates for such shares be issued in the name of, and delivered to:

                       ______________________

                       ______________________

                       ______________________

2.     By its execution below and for the benefit of the Company, the undersigned hereby restates each of the representations and warranties in Section 7 of the Warrant as of the date hereof.

Date: _____________________

[Holder]

By
Name:
Title:

Exhibit B

ASSIGNMENT FORM

To:

        The undersigned hereby assigns and transfers this Warrant to

__________________________________________________

(Insert assignee’s social security or tax identification number)

____________________________________________________________________

(Print or type assignee’s name, address and postal code)

____________________________________________________________________

____________________________________________________________________

and irrevocably appoints _______________________________________ to transfer this Warrant on the books of the Company.

Date: __________________

Partners for Growth IV, L.P. By __________________________ Name: _______________, Manager of Partners for Growth IV, LLC, Its General Partner

Exhibit C

Articles of Incorporation

Exhibit D

Capitalization Table

Giga-Tronics
Fully Diluted Shares

Common - Issued and Outstanding	5,059,747	51%

Common - Restricted Shares	121,500	1%

Common Stock Options Outstanding - Average price $1.53	1,738,750	17%

Common Warrants - PFG at $1.42	180,000	2%

Common Warrants - Alara at $1.43	1,017,405	10%

Alara Series B Preferred - As converted, liquidation preference of $2.30	999,700	10%

Alara Series C Preferred - As converted, liquidation preference of $1.46	342,465	3%

Alara Series D Preferred - As converted, liquidation preference of $1.43	511,186	5%

Fully Diluted	9,970,753	100%